Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Evaluating Separation of Information Management Business

to Enhance Shareholder Value

(Cincinnati; September 2, 2008) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced that its board of directors and senior management team are evaluating a potential separation of the company’s Information Management business from the remaining parts of Convergys to create two strong, independent, publicly traded companies, each focused on its own set of business opportunities. The board has retained Centerview Partners as its financial advisor to assist in this process. Convergys anticipates that the board of directors and the senior management team will review the results of this evaluation and make a decision during the fourth quarter 2008.

“This evaluation is a part of our plan to align the company’s assets and capabilities with our leadership in relationship management and to unlock value for shareholders,” said Dave Dougherty, Convergys president and CEO. “We believe it’s prudent to consider separating Information Management into an independent entity as a means of enhancing the strength and focus of each of our businesses to better serve our clients, provide more opportunities for our employees, and bolster each business’ competitive position.”

“As our board, senior management team, and advisors work to complete this evaluation, Convergys’ approximately 75,000 employees remain dedicated to serving our clients’ needs and delivering the superior service experience and advanced relationship management solutions that have set Convergys apart and supported our many years of success,” Dougherty continued.

Convergys noted that there can be no assurance that the evaluation announced today will result in any changes to the company’s current corporate structure.

This news release has no effect on the company’s July 16 announcement of the acquisition of Intervoice, Inc. (NASDAQ: INTV). Convergys expects the Intervoice transaction to close later this week.

About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers and employees. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For 25 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to clients that now span more than 70 countries and 35 languages.

Convergys is a member of the S&P 500 and has been voted a Fortune Most Admired Company for eight consecutive years. We have approximately 75,000 employees in 85 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

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Forward Looking Information

This news release contains certain forward-looking statements with respect to the financial condition, results of operations, and business of Convergys and Intervoice and certain of the plans and objectives of Convergys and Intervoice with respect to these items, including without limitation, completion of the tender offer and merger and comments regarding the post-transaction business of Convergys. Completion of the tender offer and merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance those conditions can be satisfied or that the transactions described in this news release will be completed. The remarks concerning the post-transaction business of Convergys are subject to risks associated with the ability of Convergys to successfully integrate Intervoice’s business with its own, as well as factors commonly affecting these businesses. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors, including, the risk factors detailed in Convergys and Intervoice filings with the Securities and Exchange Commission, including the Annual

Reports on Form 10-K and Quarterly Reports on Form 10-Q, that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes except as required by federal securities law.

Contacts

Investor Contact, David Stein

+1 513 723 7768 or investor@convergys.com

Media Contact, John Pratt

+1 513 723 3333 or john.pratt@convergys.com

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